UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2021

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MGPI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 13, 2021, MGP Ingredients, Inc. (the “Company”) announced the appointment of David S. Bratcher as Chief Operating Officer, effective July 6, 2021.

Mr. Bratcher, 53, joined the Company on April 1, 2021 as President, Brands in connection with the Company’s acquisition of Luxco, Inc. and certain of its affiliates pursuant to a merger transaction. Prior to his employment with the Company, he served as President and Chief Operating Officer of Luxco, Inc., a position he held since 2013.

There are no arrangements or understandings between Mr. Bratcher and any other persons pursuant to which he was selected as Chief Operating Officer. There are no family relationships between Mr. Bratcher and any director or executive officer of the Company and no transactions involving Mr. Bratcher that would require disclosure under Item 404(a) of Regulation S-K.

Attached as Exhibit 99.1, and incorporated into this Item 5.02 by reference, is a press release relating to the appointment of Mr. Bratcher.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1*	Press release dated July 13, 2021

104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline Extensible Business Reporting Language)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        MGP INGREDIENTS, INC.

Date: July 13, 2021	By:	/s/ Brandon M. Gall
Brandon M. Gall, Vice President, Finance and Chief Financial Officer